Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-118734) and Form S-8 (Nos. 333-08821, 333-08823, 333-08825, 333-102772, 333-118704, 333-128320, 333-136991, 333-30367, 333-33674, 333-37952, 333-41750, 333-42569, 333-42571, 333-48338, 333-48340, 333-56631, 333-60181, 333-60183, 333-60191, 333-64016, 333-73321, 333-75470, 333-87539, 333-94167, 33-64124, 33-64126, 33-64128, 33-64130, 33-82478, 33-88318, and 33-98692) of Avid Technology, Inc. of our report dated March 7, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Boston, MA

February 28, 2008